Exhibit 99.1

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

June 30, 2013 (unaudited)

ASSETS:
Investment properties, at cost	$55,716,630
Less accumulated depreciation and amortization	3,959,898

51,756,732

Cash and cash equivalents	865,855
Rents and other tenant receivables, net	836,761
Deferred costs and other assets	8,868,387

Total Assets	$62,327,735

LIABILITIES:
Mortgages and other indebtedness	$39,939,296
Below market lease intangible, net	3,374,718
Accounts payable, accrued expenses and other liabilities	1,411,232
Series A convertible preferred stock (no par value, 500,000 shares authorized, 4,500 shares issued and outstanding, respectively)	4,157,000

Total Liabilities	48,882,246

Commitments and contingencies

EQUITY:
Common stock ($0.01 par value, 75,000,000 shares authorized, 3,301,502 shares issued and outstanding, respectively)	33,015
Additional paid-in capital	14,097,453
Accumulated deficit	(8,073,165)

Total Shareholders’ Equity	6,057,303
Noncontrolling interests	7,388,186

Total Equity	13,445,489

Total Liabilities and Equity	$62,327,735